                  SCHEDULE V - PROPERTY, PLANT AND EQUIPMENT
                                (IN THOUSANDS)


- ----------------------------------------------------------------------------------------------------------------------------
    COL. A                             COL. B             COL. C              COL. D              COL. E            COL. F
- ----------------------------------------------------------------------------------------------------------------------------
                                      Balance at                                             Other Changes         Balance
                                      Beginning          Additions                           Add (Deduct)-        at End of
  CLASSIFICATION                      of Period           at Cost        Retirements(B)       Describe(C)           Period
- ----------------------------------------------------------------------------------------------------------------------------
Year ended December 28, 1991

Capitalized leases:  (A)
 Real estate                           $128,685                -            ($2,252)                   -            $126,433
 Furniture, fixtures
   and equipment                         11,857            5,436                  -                    -              17,293
                                     ----------         --------           --------             --------          ----------
                                        140,542            5,436             (2,252)                   -             143,726
                                     ----------         --------           --------             --------          ----------
 Owned assets:  (A)
  Land                                   76,047            6,188                  -                ($415)             81,820
  Buildings                             327,529           10,081             (2,848)              15,935             350,697
 Furniture, fixtures
  and equipment                         263,798           14,498             (4,559)               6,030             279,767
 Leasehold improvements                 103,229            4,311             (3,043)                (871)            103,626
 Construction in progress                 3,066           22,064                (59)             (19,908)              5,163
 Other                                   13,103              767               (648)                   -              13,222
                                     ----------         --------           --------             --------          ----------
                                        786,772           57,909            (11,157)                 771             834,295
                                     ----------         --------           --------             --------          ----------
                                       $927,314          $63,345           ($13,409)                $771            $978,021
                                     ==========         ========           ========             ========          ==========




NOTES:

(A)  See Notes to Consolidated Financial Statements in Item 8 of this
     Form 10-K for more information concerning methods of amortization and depreciation.

(B)  Represents primarily dispositions and trade-ins.

(C)  Represents primarily transfers between classifications.

                   SCHEDULE VI - ACCUMULATED DEPRECIATION,
                        DEPLETION AND AMORTIZATION OF
                        PROPERTY, PLANT AND EQUIPMENT
                                (IN THOUSANDS)


- --------------------------------------------------------------------------------------------------------------------------
     COL. A                                  COL. B         COL. C           COL. D             COL. E            COL. F
- --------------------------------------------------------------------------------------------------------------------------
                                                           Additions
                                              Balance      Charged to                        Other Changes       Balance
                                           at Beginning    Costs and                         Add (Deduct)-      at End of
   DESCRIPTION                              of Period      Expenses(A)   Retirements(B)      Describe(C)          Period
- --------------------------------------------------------------------------------------------------------------------------
Year ended January 1, 1994

 Capitalized leases:  (A)
  Real estate                                 $59,543         $5,821          ($877)                -            $64,487
  Furniture, fixtures and equipment            11,635          3,548        (11,425)                -              3,758
                                             --------       --------      ---------             -----           --------
                                               71,178          9,369        (12,302)                -             68,245
                                             --------       --------      ---------             -----           --------
Owned assets:  (A)
 Buildings                                    111,873         16,746         (1,002)                -            127,617
 Furniture, fixtures and equipment            194,133         25,479         (8,403)                -            211,209
 Leasehold improvements                        57,591          6,912         (3,104)              ($7)            61,392
 Other                                          5,564          3,252           (338)                -              8,478
                                             --------       --------      ---------             -----           --------
                                              369,161         52,389        (12,847)               (7)           408,696
                                             --------       --------      ---------             -----           --------
                                             $440,339        $61,758       ($25,149)              ($7)          $476,941
                                             ========       ========      =========             =====           ========




 NOTES:

(A)  See Notes to Consolidated Financial Statements in Item 8 of this
     Form 10-K for more information concerning methods of amortization and depreciation.

(B)  Represents primarily dispositions and trade-ins.

(C)  Represents primarily transfers between classifications.

                   SCHEDULE VI - ACCUMULATED DEPRECIATION,
                        DEPLETION AND AMORTIZATION OF
                        PROPERTY, PLANT AND EQUIPMENT
                                (IN THOUSANDS)


- ---------------------------------------------------------------------------------------------------------------------------
   COL. A                                    COL. B             COL. C         COL. D              COL. E          COL. F
- ---------------------------------------------------------------------------------------------------------------------------
                                                              Additions
                                            Balance           Charged to                         Other Changes     Balance
                                          at Beginning         Costs and                         Add (Deduct)-    at End of
 DESCRIPTION                               of Period          Expenses(A)   Retirements(B)        Describe(C)       Period
- ---------------------------------------------------------------------------------------------------------------------------
Year ended January 2, 1993

 Capitalized leases:  (A)
  Real estate                               $61,437             $5,983          ($7,877)                -           $59,543
  Furniture, fixtures and equipment           8,818              2,817                -                 -            11,635
                                         ----------           --------         --------            ------         ---------
                                             70,255              8,800           (7,877)                -            71,178
                                         ----------           --------         --------            ------         ---------
 Owned assets:  (A)
  Buildings                                  96,579             16,012           (1,248)             $530           111,873
  Furniture, fixtures and equipment         173,363             24,393           (3,733)              110           194,133
  Leasehold improvements                     52,838              7,031           (1,617)             (661)           57,591
  Other                                       6,902              2,464           (3,802)                -             5,564
                                         ----------           --------         --------            ------         ---------
                                            329,682             49,900          (10,400)              (21)          369,161
                                         ----------           --------         --------            ------         ---------
                                           $399,937            $58,700         ($18,277)             ($21)         $440,339
                                         ==========           ========         ========            ======         =========


NOTES:

(A)  See Notes to Consolidated Financial Statements in Item 8 of this
     Form 10-K for more information concerning methods of amortization and depreciation.

(B)  Represents primarily dispositions and trade-ins.

(C)  Represents primarily transfers between classifications.

                   SCHEDULE VI - ACCUMULATED DEPRECIATION,
                        DEPLETION AND AMORTIZATION OF
                        PROPERTY, PLANT AND EQUIPMENT
                                (IN THOUSANDS)


- --------------------------------------------------------------------------------------------------------------------------------
     COL. A                                   COL. B           COL. C              COL. D               COL. E          COL. F
- --------------------------------------------------------------------------------------------------------------------------------
                                                              Additions
                                            Balance           Charged to                             Other Changes      Balance
                                          at Beginning        Costs and                              Add (Deduct)-     at End of
DESCRIPTION                                 of Period          Expenses         Retirements(B)       Describe(C)        Period
- --------------------------------------------------------------------------------------------------------------------------------
 Year ended December 28, 1991

  Capitalized leases:  (A)
   Real estate                                $56,489            $6,436            ($1,488)                -           $61,437
   Furniture, fixtures and equipment            6,909             1,909                  -                 -             8,818
   Leasehold improvements                           -                 -                  -                 -                 -
                                             --------           -------            -------           -------          --------
                                               63,398             8,345             (1,488)                -            70,255
                                             --------           -------            -------           -------          --------
Owned assets:  (A)
 Buildings                                     80,931            15,570             (1,569)           $1,647            96,579
 Furniture, fixtures and equipment            153,909            23,407             (3,925)              (28)          173,363
 Leasehold improvements                        49,619             7,184             (2,425)           (1,540)           52,838
 Other                                          5,794             1,648               (540)                -             6,902
                                             --------           -------            -------           -------          --------
                                              290,253            47,809             (8,459)               79           329,682
                                             --------           -------            -------           -------          --------
                                             $353,651           $56,154            ($9,947)              $79          $399,937
                                             ========           =======            =======           =======          ========





NOTES:

(A) See Notes to Consolidated Financial Statements in Item 8 of this Form 10-K for more information concerning methods of amortization and depreciation.

(B)  Represents primarily dispositions and trade-ins.

(C)  Represents primarily transfers between classifications.

                   SCHEDULE VIII - VALUATION AND QUALIFYING
                     ACCOUNTS AND RESERVES (IN THOUSANDS)




- -----------------------------------------------------------------------------------------------------
               COL. A                COL. B                 COL. C             COL. D         COL. E
- -----------------------------------------------------------------------------------------------------
                                                           ADDITIONS

                                                    (1)           (2)
                                    Balance      Charged to    Charged to                     Balance
                                  at Beginning   Costs and   Other Accounts   Deductions     at End of
            DESCRIPTION            of Period     Expenses      (Describe)   (Describe)(B)      Period
- -----------------------------------------------------------------------------------------------------
  Year ended January 1, 1994 (A)      $3,079       $577           -           ($762)          $2,894

  Year ended January 2, 1993 (A)      $2,673       $424           -            ($18)          $3,079

  Year ended December 28, 1991 (A)    $2,926       $106           -           ($359)          $2,673





   (A) The amounts represent transactions for Accounts Receivable Allowance for Doubtful Accounts.

   (B) The Allowance for Doubtful Accounts was reduced for accounts written-off against the reserve.

                     SCHEDULE IX - SHORT-TERM BORROWINGS
                                (IN THOUSANDS)





- ----------------------------------------------------------------------------------------------------------------------------
            COL. A               COL. B        COL. C               COL. D              COL. E                COL. F
- ----------------------------------------------------------------------------------------------------------------------------
                                Balance at    Weighted          Maximum Amount       Average Amount       Weighted Average
      Category of Aggregate      End of       Average         Outstanding During   Outstanding During       Interest Rate
     Short-Term Borrowings       Period     Interest Rate         the Period          the Period(A)      During the Period(B)
- ----------------------------------------------------------------------------------------------------------------------------
     January 1, 1994
        Notes payable to banks        -        N/A                   $354,300            $176,982            4.97%

     January 2, 1993
        Notes payable to banks        -        N/A                   $377,600            $132,953            6.90%

     December 28, 1991
        Notes payable to banks        -        N/A                   $360,800            $132,710            8.80%




     (A) The average amount outstanding (Column E) was computed based on the daily average balance outstanding and 365 days per year.

     (B) The weighted average interest rate (Column F) was computed by dividing related interest expense by the average of short-term borrowings outstanding during the period (Column E).

           SCHEDULE X - SUPPLEMENTARY INCOME STATEMENT INFORMATION





- --------------------------------------------------------------------------------
            COLUMN A                                 COLUMN B
- --------------------------------------------------------------------------------

             ITEM                         CHARGED TO COSTS AND EXPENSES
                                                 Fiscal Year Ended:
                                   ---------------------------------------------
                                   January 1,       January 2,      December 28,
                                     1994             1993             1991
                                   ----------       ----------      ------------
Net Advertising Costs               $137,359         $108,589          $99,594




NOTE: The remaining items specified by Regulation S-X, Rule 12-11, are not presented because such amounts do not exceed one percent of net sales as shown in the related Consolidated Statements of Operations on page 16 of the Registrant's 1993 Annual Report to Shareholders herein incorporated by reference.

10

                                                                      EXHIBIT 11

               SERVICE MERCHANDISE COMPANY, INC. AND SUBSIDIARIES
              Computation of Earnings Per Common Share (Unaudited)
                     (In thousands, except per share data)


                                                                                January 1     January 2     December 28
                                                                                  1994          1993           1991
                                                                                ---------     ---------     -----------
   Primary

   Earnings before extraordinary loss and cumulative
     effect of change in accounting principle                                    $82,315       $84,495        $76,080

   Extraordinary loss from early extinguishment of debt,
     net of tax benefit of $4,982                                                 (7,474)            -              -

   Cumulative effect of change in accounting principle                             7,742             -              -
                                                                                 -------       -------        -------
   Net earnings                                                                  $82,583       $84,495        $76,080
                                                                                 =======       =======        =======

   Shares:
    Weighted average common shares outstanding                                    98,294        97,483         96,600
    Weighted average shares of restricted
     stock outstanding                                                               948         1,128          1,504

    Additional shares assuming exercise of stock options                           2,836         2,991          2,372
                                                                                 -------       -------        -------
    Weighted average common shares and common
     share equivalents outstanding - primary                                     102,078       101,602        100,476
                                                                                 =======       =======        =======
    Earnings before extraordinary loss and cumulative
     effect of change in accounting principle                                      $0.80         $0.83          $0.76

    Extraordinary loss from early extinguishment of debt,
     net of tax benefit                                                            (0.07)            -              -

    Cumulative effect of change in accounting principle                             0.08             -              -
                                                                                 -------       -------        -------
    Primary net earnings per common share                                          $0.81         $0.83          $0.76
                                                                                 =======       =======        =======
    Assuming Full Dilution
    Earnings before extraordinary loss and cumulative
     effect of change in accounting principle                                    $82,315       $84,495        $76,080

    Extraordinary loss from early extinguishment of debt,
     net of tax benefit of $4,982                                                 (7,474)            -              -

    Cumulative effect of change in accounting principle                            7,742             -              -
                                                                                 -------       -------        -------
    Net earnings                                                                 $82,583       $84,495        $76,080
                                                                                 =======       =======        =======

    Shares:
     Weighted average common shares outstanding                                   98,294        97,483         96,600
     Weighted average shares of restricted
      stock outstanding                                                              948         1,128          1,504
     Additional shares assuming exercise of stock options                          2,858         3,066          2,538
                                                                                 -------       -------        -------
     Weighted average common shares and common
      share equivalents outstanding - fully diluted                              102,100       101,677        100,642
    Earnings before extraordinary loss and cumulative
     effect of change in accounting principle                                      $0.80         $0.83          $0.76
    Extraordinary loss from early extinguishment of debt,
     net of tax benefit                                                            (0.07)           -              -
    Cumulative effect of change in accounting principle                             0.08            -              -
                                                                                 -------       -------        -------
     Fully diluted net earnings per common share                                   $0.81         $0.83          $0.76
                                                                                 =======       =======        =======


11